UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 13, 2009
LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Since September 2008, the Company has been responding to and addressing an administrative subpoena from the Inspector General of the Office of Personnel Management (OPM). OPM is an administrative agency responsible for overseeing the Federal Employees Health Benefit Program (FEHBP). FEHBP participants contract with private payors, such as Blue Cross Blue Shield, United, etc., so they are not readily distinguishable from any other private pay participant. Therefore, we do not track FEHBP participants as a separate group. Although we do not track the volume of services the Company provides under the FEHBP program, based on an internal review we believe that the volume is immaterial.
     Although the subpoena was issued by OPM and we understood the subpoena and OPM’s review to be limited to the FEHBP, the Company learned on July 9th that the scope of the review is not limited to the FEHBP, but also extends to services provided to Medicare beneficiaries. At this time there is no clear indication from OPM as to the scope or purpose of the review other than a focus on third-party quality improvement audits performed on the Company’s behalf from 2005 to present. The Company will continue to cooperate and provide responsive information for the OPM review.
     The Company has always maintained a strong commitment to compliance. Below is a brief summary of some of our more recent compliance efforts:
• As reported in the first quarter of this year, we engaged Deloitte & Touche, LLP to assist in evaluating and redesigning our corporate compliance program.
• With the procedures implemented as part of our work with Deloitte, Simione Consultants, a nationally recognized home health consulting firm, has been engaged to serve as our independent compliance review firm. In the future, our compliance department will review and respond to any Simione findings.
• Since 2004, the Company has used a regional firm to assist our quality improvement team, which consists of experienced home health nurses, to review and improve our overall patient care. We understand that the quality improvement audits performed by this firm are a focus of the OPM review. As part of their new role, Simione has been engaged to review each of our external quality improvement audits received from 2005 to present to determine if any amounts need to be repaid to the government for records audited. Thus far, Simione has audited two years worth of reports for 10 home health agencies and the total payback was approximately $28,000. Simione will complete its full review by the end of the third quarter and any amounts owed will be repaid on an ongoing basis and reflected in our financial statements. At this time, we do not anticipate that the results of the Simione review will have a material impact on our financial results.
• In 2009, the Company implemented a 100% pre-bill audit procedure on all visits prior to billing. Each visit is audited manually by clinicians in the field for compliance with the physician order and documentation requirements. The associated claim is held until the physician orders and documentation is complete.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.
By:	/s/ Peter J. Roman
Peter J. Roman
Executive Vice President and Chief Financial Officer

Dated: July 13, 2009